 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-226252
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 4, 2019
PROSPECTUS SUPPLEMENT
(To prospectus dated July 20, 2018 )
     Shares
American Finance Trust, Inc.
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)
We are offering       shares of our 7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). This offering is a reopening of our original issuance of Series A Preferred Stock, which occurred pursuant to an offering commenced on March 22, 2019. The additional shares of Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock. As of the date of this prospectus supplement, there were 2,075,686 shares of Series A Preferred Stock issued and outstanding.
Holders of Series A Preferred Stock are entitled to cumulative dividends in the amount of   $1.875 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. Dividends on the Series A Preferred Stock are payable quarterly in arrears on the 15th day of each of January, April, July and October of each year (or, if not a business day, the next succeeding business day) to holders of record on the applicable record date. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on October 15, 2019 in an amount equal to $0.46875 per share. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed, converted or otherwise repurchased. Except in limited circumstances relating to our qualification as a real estate investment trust for U.S. federal income tax purposes (“REIT”), and as described below, the Series A Preferred Stock is not redeemable prior to March 26, 2024. On and after March 26, 2024, at any time and from time to time, the Series A Preferred Stock will be redeemable in whole, or in part, at our option, at a cash redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the liquidation preference of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below.
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined herein), as applicable, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock) to convert some of or all the shares of Series A Preferred Stock held by the holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), per share of Series A Preferred Stock to be converted equal to the lesser of:
•
the quotient of   (i) the sum of the $25.00 liquidation preference per share plus the amount of any accrued and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), divided by (ii) the Common Stock Price (as defined herein); and

•
4.4924 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

Holders of Series A Preferred Stock generally have no voting rights, except if we fail to pay dividends for six or more quarterly periods, whether or not consecutive, or with respect to certain specified events. The Series A Preferred Stock is not subject to any sinking fund.
The Series A Preferred Stock ranks senior to our Class A common stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
The Series A Preferred Stock is listed on Nasdaq under the symbol “AFINP,” and the last reported sale price of the Series A Preferred Stock on Nasdaq on September 3, 2019 was $25.95 per share.
Our capital stock, including the Series A Preferred Stock, is subject to certain restrictions on ownership and transfer that assist us in maintaining our status as a REIT for federal income tax purposes. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus for more information about these restrictions.
Investing in the Series A Preferred Stock involves risks, including those that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement as well as the risk factors contained in the accompanying prospectus and the reports or information we file with the Securities and Exchange Commission (the “SEC”), and which are incorporated by reference herein.
	Per Share	Total(2)
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

(1)
Inclusive of an amount equal to the dividends that accrued from and including July 1, 2019 to, but excluding, the settlement date for the shares of Series A Preferred Stock offered hereby, totaling $    or approximately $    per share.

(2)
Assumes no exercise of the underwriters’ overallotment option to purchase additional shares of Series A Preferred Stock.

We have granted the underwriters an overallotment option to purchase up to an additional shares of Series A Preferred Stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
The underwriters expect that the shares of Series A Preferred Stock will be delivered in global form through the book-entry delivery system of the Depository Trust Company (“DTC”) on or about September   , 2019.
Neither the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
BMO Capital Markets	B. Riley FBR
Joint Lead Managers
Janney Montgomery Scott	Ladenburg Thalmann	William Blair
Co-Managers
Boenning & Scattergood	National Securities
The date of this prospectus supplement is September   , 2019.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in the Series A Preferred Stock. These documents contain important information you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of Series A Preferred Stock. The accompanying prospectus contains information about our securities generally, some of which does not apply to the Series A Preferred Stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.
You should read and consider all information contained in this prospectus supplement and the accompanying prospectus before making your investment decision. You should also read and consider the additional information incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus of ours required to be filed with the SEC. Neither we nor the underwriters have authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series A Preferred Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement, references to “we,” “us,” “our” and the “Company” mean American Finance Trust, Inc. and its consolidated subsidiaries, including, without limitation, American Finance Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership.”
Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ overallotment option to purchase additional shares of Series A Preferred Stock.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
•
The use of proceeds from this offering.

•
All of our executive officers are also officers, managers, employees or holders of a direct or indirect controlling interest in our advisor, American Finance Advisors, LLC (the “Advisor”), or other entities under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”). As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor’s compensation arrangements with us and other investment programs advised by affiliates of AR Global and conflicts in allocating time among these entities and us, which could negatively impact our operating results.

•
The trading price of our Class A common stock and Series A Preferred Stock may fluctuate significantly.

•
Lincoln Retail REIT Services, LLC (“Lincoln”) and its affiliates, which provide services to the Advisor in connection with our retail portfolio, faces conflicts of interest in allocating its employees’ time between providing real estate-related services to the Advisor and other programs and activities in which they are presently involved or may be involved in the future.

•
The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.

•
Our rental revenue is dependent upon the success and economic viability of our tenants.

•
We may be unable to enter into and consummate property acquisitions on advantageous terms or our property acquisitions may not perform as we expect.

•
We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the dividends we pay our stockholders, and, as such, we may be forced to fund dividends from other sources, including borrowings, which may not be available on favorable terms, or at all.

•
We may be unable to pay or maintain cash dividends at the current rate or increase dividends over time.

•
Provisions in our revolving unsecured corporate credit facility (our “credit facility”) may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock or any other equity interests we may issue.

•
We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates.

•
Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in global financial markets, including the credit markets of the United States of America.

•
We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in our Series A Preferred Stock, Class A common stock and our cash available for dividends.

In addition, we describe risks and uncertainties that could cause our actual results and events to differ materially in the sections titled “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, as well as under the heading “Risk Factors” on page S-12 of this prospectus supplement.

SUMMARY
This summary highlights selected information about us. The summary is not complete and may not contain all the information that may be important to you in deciding to invest in the Series A Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, before making an investment decision.
The Company
We are a diversified REIT focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Shares of our Class A common stock were initially listed on Nasdaq under the symbol “AFIN” in July 2018.
We own a diversified portfolio of commercial properties comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants and a portfolio of multi-tenant retail properties consisting primarily of power centers and lifestyle centers. We intend to focus our future acquisitions primarily on net leased service retail properties, defined as single-tenant retail properties leased to tenants in the retail banking, restaurant, grocery, pharmacy, gas, convenience, fitness, and auto services sectors. As of June 30, 2019, we owned 704 properties, comprised of 17.7 million rentable square feet, which were 93.4% leased, including 671 single-tenant net leased commercial properties (633 of which are retail properties) and 33 multi-tenant retail properties.
We are a Maryland corporation, incorporated on January 22, 2013, that elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. Substantially all of our business is conducted through our operating partnership and its wholly-owned subsidiaries.
We have no employees. We have retained the Advisor to manage our affairs on a day-to-day basis. American Finance Properties, LLC serves as our property manager. We pay these parties fees and reimburse them for certain expenses incurred in providing us services. Lincoln and its affiliates provide services to the Advisor in connection with our multi-tenant retail properties that are not net leased. The Advisor has informed us that the Advisor has agreed to pass through to Lincoln a portion of the fees and other expense reimbursements otherwise payable to the Advisor or its affiliates by us for services rendered by Lincoln. We are not a party to any contract with, and have no obligation to, Lincoln.
Our principal executive offices are located at 405 Park Avenue, 3rd Floor, New York, New York 10022. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.americanfinancetrust.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.
Recent Developments
Subsequent to June 30, 2019, and through August 28, 2019, we acquired one additional property for a contract purchase price of  $3.0 million and sold two properties with an aggregate contract sale price of approximately $6.6 million. We have also entered into purchase and sale agreements (“PSAs”) to acquire an additional 73 properties for an aggregate contract purchase price of approximately $186.7 million and entered into PSAs to dispose of an additional five properties (four of which are leased to SunTrust Banks, Inc.), for an aggregate contract sale price of approximately $14.9 million, as well as a non-binding letter of intent (“LOI”) to dispose of one property for approximately $1.9 million. The PSAs are subject to closing conditions, and the LOI is non-binding. There can be no assurance we will complete any of these pending acquisitions or dispositions on their contemplated terms, or at all.

THE OFFERING
The following summarizes the material terms of this offering. For a more complete description of the terms of the Series A Preferred Stock, see “Description of the Series A Preferred Stock” in this prospectus supplement and “Description of Capital Stock — Preferred Stock” in the accompanying prospectus.
Issuer
American Finance Trust, Inc., a Maryland corporation.
Securities Offered
     shares of Series A Preferred Stock (plus up to an additional      shares if the underwriters exercise their overallotment option to purchase additional shares of Series A Preferred Stock in full). The additional shares of Series A Preferred Stock sold in this offering will be consolidated, from a single series, and be fully fungible with the outstanding shares of the Series A Preferred Stock. We reserve the right to further reopen this series and issue additional shares of Series A Preferred Stock either through public or private offerings and sales at any time.
Dividend Rate and Payment Dates
Dividends on the offered shares will be cumulative and payable quarterly in arrears on the 15th day of each of January, April, July and October of each year, or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date, when and as authorized by our board of directors and declared by us. Holders of Series A Preferred Stock are entitled to receive cumulative dividends in the amount of  $1.875 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on October 15, 2019 in an amount equal to $0.46875 per share. Dividends on the Series A Preferred Stock will continue to accrue even if we do not authorize or declare the dividends. See “Description of the Series A Preferred Stock — Dividends.”
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, ranks:
•
senior to our Class A common stock and to all other equity securities ranking junior to the Series A Preferred Stock;

•
on parity with all equity securities ranking on parity with the Series A Preferred Stock; and

•
junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Liquidation Preference
If we liquidate, dissolve or wind up, the holders of Series A Preferred Stock have the right to receive $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the date of payment, before any payments are made to the holders of our Class A common stock or any other shares of capital stock that rank junior to the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to March 26, 2024, except pursuant to provisions relating to preserving our qualification as a REIT and as described under the caption “Special Optional Redemption” below.
On and after March 26, 2024, the Series A Preferred Stock will be redeemable at our option for cash, in whole or in part, at any time or from time to time, at a price per share equal to $25.00, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.
Special Optional Redemption
During any period of time (whether before or after March 26, 2024) that both (i) the Series A Preferred Stock is not listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE American LLC and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is outstanding (a “Delisting Event”), we have the option, subject to certain conditions, to redeem the outstanding Series A Preferred Stock, in whole but not in part, within 90 days after the Delisting Event, for a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), on each share of Series A Preferred Stock to be redeemed.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of us or the acquiring or surviving entity, has a class of common equity securities listed on Nasdaq, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE, or the NYSE American LLC.

Upon the occurrence of a Change of Control, we may, at our option, redeem the shares of Series A Preferred Stock, in whole but not in part and within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date for and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price).
Conversion Rights
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock has the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem shares of Series A Preferred Stock) to convert some of or all the shares of Series A Preferred Stock held by the holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our Class A common stock per share of Series A Preferred Stock to be converted equal to the lesser of:
•
the quotient of  (i) the sum of the $25.00 liquidation preference per share plus the amount of any accrued and unpaid dividends to, but not including, the

Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), divided by (ii) the Common Stock Price; and
•
4.4924, the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement under “Description of the Series A Preferred Stock — Conversion Rights.”
If, prior to the Change of Control Conversion Date or the Delisting Event Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert their shares of Series A Preferred Stock so called for redemption in connection with a Delisting Event or a Change of Control and any shares of Series A Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable.
For definitions of   “Change of Control Conversion Right,” “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series A Preferred Stock — Conversion Rights” in this prospectus supplement.
Except as provided above in connection with a Delisting Event or Change of Control, the shares of Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
Voting Rights
Holders of Series A Preferred Stock have only the following limited voting rights. If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more quarterly periods (whether or not declared or consecutive), holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid. In addition, we may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up (including securities convertible into or exchangeable for any senior securities) or amend our charter (whether by merger, consolidation or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series A Preferred Stock and holders of any other similarly-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, voting together as a single class. Holders of Series A Preferred Stock will not have any voting rights in connection with any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination or otherwise, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this sentence, we may not be the surviving entity. See “Description of the Series A Preferred Stock — Voting Rights.”
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are neither required to redeem the shares of Series A Preferred Stock nor set apart funds to redeem the shares of Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them for cash or, under circumstances where the holders of Series A Preferred Stock have a conversion right and decide to convert the shares of Series A Preferred Stock.
Restrictions on Transfer and Ownership
Our charter contains restrictions on the ownership and transfer of shares of our Class A common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the “Code”), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Listing
The Series A Preferred Stock is listed on Nasdaq under the symbol “AFINP.”
Book-Entry Form
The Series A Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount but not other estimated offering expenses payable by us, will be approximately $     million (approximately $     million if the underwriters exercise their overallotment option to purchase additional shares of Series A Preferred Stock in full). We intend to contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, intend to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties.
Risk Factors
An investment in the Series A Preferred Stock involves various risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, before making a decision to invest in the Series A Preferred Stock.
Material U.S. Federal Income Tax Considerations
See “Supplemental Material U.S. Federal Income Tax Considerations” beginning on page S-32 of this prospectus supplement. In addition, material U.S. federal income tax considerations are included under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS
An investment in the Series A Preferred Stock involves a high degree of risk. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series A Preferred Stock. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, prospects and our ability to pay cash dividends to holders of Series A Preferred Stock, which could cause you to lose all or a significant portion of your investment in the Series A Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Information Concerning Forward-Looking Statements” in this prospectus supplement.
The trading volume and trading price of the Series A Preferred Stock may fluctuate significantly.
The Series A Preferred Stock has no stated maturity date and is not subject to mandatory redemption. Although the Series A Preferred Stock is listed on Nasdaq, there can be no assurance that the trading volume for Series A Preferred Stock will provide sufficient liquidity for you to sell your shares at the time of your choosing or that the trading price for the Series A Preferred Stock will equal or exceed the price you pay for your shares.
The trading price for the Series A Preferred Stock may be influenced by many factors, including:
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our financial condition and performance;

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the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

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actual or anticipated quarterly fluctuations in our operating results and financial condition;

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the amount and frequency of our payment of dividends on any classes of our equity interests;

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additional sales of equity securities, including Series A Preferred Stock, Class A common stock or any other equity interests, or the perception that additional sales may occur;

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the reputation of REITs and real estate investments generally and the attractiveness of REIT equity securities in comparison to other equity securities, and fixed income debt securities;

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our reputation and the reputation of AR Global and its affiliates or other entities advised by AR Global and its affiliates;

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uncertainty and volatility in the equity and credit markets;

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fluctuations in interest rates and exchange rates;

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changes in revenue or earnings estimates, if any, or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

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failure to meet analyst revenue or earnings estimates;

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strategic actions by us or our competitors, such as acquisitions or restructurings;

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the extent of investment in our Series A Preferred Stock and Class A common stock by institutional investors;

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the extent of short-selling of our Series A Preferred Stock and Class A common stock;

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general financial and economic market conditions and, in particular, developments related to market conditions for REITs and other real estate related companies;

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failure to maintain our REIT status;

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changes in tax laws;

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domestic and international economic factors unrelated to our performance; and

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the occurrence of any of the other risk factors presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus under the captions “Risk Factors” and “Information Regarding Forward-Looking Statements.”

Because the shares of Series A Preferred Stock carry a fixed dividend rate, the trading price in the secondary market will be influenced by changes in interest rates and will tend to move inversely to changes in interest rates. In particular, an increase in market interest rates may result in higher yields on other financial instruments and may lead purchasers of Series A Preferred Stock to demand a higher yield on the price paid for the Series A Preferred Stock, which could adversely affect the market price of Series A Preferred Stock.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends, in general and with respect to the Series A Preferred Stock specifically, is limited by the laws of Maryland. Under the Maryland General Corporation Law (the “MGCL”), we generally may not pay dividends if, after giving effect to the dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the dividend payment.
We intend to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties, but there can be no assurance that we will complete any acquisitions. Management will have broad discretion as to the use of proceeds from this offering.
We intend to use the net proceeds from this offering for general corporate purposes, which may include purchases of additional properties. Although we have entered into PSAs for pending acquisitions to acquire an additional 73 properties for an aggregate contract purchase price of approximately $186.7 million, these pending acquisitions are subject to closing conditions, and there can be no assurance we will complete any acquisitions or as to the timing or terms of any acquisitions. This offering is not conditioned upon us completing any acquisitions, and management will have broad discretion regarding the use of the net proceeds from this offering. There can be no assurance that using the net proceeds from this offering to complete acquisitions, or any alternative use of proceeds we may identify if we do not complete any pending acquisitions, will increase our profitability, market value or the cash available for payment of dividends and other distributions to our stockholders.
If we are not able to increase the amount of cash we have available to pay dividends, including through additional cash flows we expect to generate from completing acquisitions, our ability to comply with our credit facility may be adversely affected.
Pursuant to our credit facility, we may not pay distributions, including cash dividends on equity securities (including the Series A Preferred Stock) in an aggregate amount exceeding 95% of our Modified FFO (as defined in our credit facility) for periods that will vary over the upcoming fiscal quarters, such that (i) for the quarter ended June 30, 2019, we may not pay distributions in an aggregate amount exceeding 95% of Modified FFO for that fiscal quarter, (ii) for the two-quarter period ending September 30, 2019, we may not pay distributions in an aggregate amount exceeding 95% of Modified FFO for that fiscal quarter and the prior fiscal quarter, (iii) for the three-quarter period ending December 31, 2019, we may not pay distributions in an aggregate amount exceeding 95% of Modified FFO for that fiscal quarter and the prior two fiscal quarters, and (iv) commencing with the quarter ending March 31, 2020, we will not be able to pay distributions in an aggregate amount exceeding 95% of Modified FFO for any look-back period of four consecutive fiscal quarters. During the fiscal quarters ended December 31, 2018 and March 31, 2019, we relied on an exception under our credit facility permitting us to pay distributions in an aggregate amount exceeding 110% of our Modified FFO for each of those fiscal quarters. We will not be able to rely on this exception again without seeking consent from the lenders under our credit facility. There is no assurance that the lenders would consent or that we will generate cash flows and Modified FFO in an amount sufficient to pay dividends on our outstanding equity securities (including the Series A Preferred Stock) and comply with our credit facility. Doing so depends, in part, on our ability, and the time needed, to invest in new cash flow generating acquisitions. There is no assurance we will complete pending or future acquisitions. If we are not able to increase the amount of cash we have available to pay dividends, including through additional cash flows we expect to generate from completing acquisitions, our ability to comply with our credit facility or the terms of the Series A Preferred Stock in future periods may be adversely affected. Further, we may have to identify other financing sources to fund dividends. There can be no assurance that other sources will be available on favorable terms, or at all. Funding dividends from other sources could restrict the amount we can borrow for property acquisitions and investments.
The Series A Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.
The Series A Preferred Stock ranks junior to all our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our credit facility includes, and our future debt may include, restrictions on our ability to pay dividends to preferred stockholders, including holders of Series A Preferred Stock. Our charter currently authorizes us to issue up to 50,000,000 shares of preferred stock in one or more classes or series. A total of      of these shares are classified as Series A Preferred Stock. In addition, our board of directors has the power under our charter to classify any of our unissued shares of preferred stock, and to reclassify any of our previously classified but unissued shares of preferred stock of any class or series, from time to time, in one or more series of preferred stock. The Series A Preferred Stock ranks pari passu with any future class or series of equity securities that rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The issuance of additional shares of preferred stock ranking equal or senior to the Series A Preferred Stock would dilute the interests of the holders of Series A Preferred Stock, and any issuance of shares of preferred stock senior to the Series A Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series A Preferred Stock. Other than the conversion right afforded to holders of Series A Preferred Stock that may occur in connection with a Delisting Event or Change of Control of us as described under “Description of the Series A Preferred Stock — Conversion Rights” in this prospectus supplement, the Series A Preferred Stock contains no other provisions relating to or limiting our indebtedness or the rights of the holders of Series A Preferred Stock to vote on certain matters that would materially and adversely affect their rights, preferences, privileges and voting powers, affording the holders of Series A Preferred Stock protection in the event of a highly leveraged change of control transaction, which could adversely affect the holders of Series A Preferred Stock.
The future issuance or sale of additional shares of Series A Preferred Stock could adversely affect the trading price of our Series A Preferred Stock.
Future issuances or sales of substantial numbers of shares of Series A Preferred Stock in the public market, including through our “at-the-market” equity offering program for Series A Preferred Stock, or the perception that issuances or sales might occur, could adversely affect the per share trading price of our Series A Preferred Stock. The per share trading price of Series A Preferred Stock may decline significantly upon the sale or offering of additional shares of Series A Preferred Stock.
We may incur additional indebtedness, which may impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock.
We and our subsidiaries have incurred mortgage debt, as well as debt under our credit facility. We may incur additional indebtedness and become more highly leveraged, which may negatively impact our financial position, cash flow and ability to pay dividends on the Series A Preferred Stock. The availability of future borrowings under our credit facility is based on the value of a pool of eligible unencumbered real estate assets owned by us and compliance with various ratios related to those assets. Increases in our borrowing could affect our financial condition and make it more difficult for us to comply with the financial covenants governing our indebtedness.

Dividends payable on the Series A Preferred Stock generally do not qualify for the reduced tax rates available for some dividends.
Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this rate difference does not adversely affect the taxation of REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in the stock of REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares, and per share trading price, of our capital stock, including the Series A Preferred Stock.
As a holder of Series A Preferred Stock, you have extremely limited voting rights.
Your voting rights as a holder of Series A Preferred Stock are limited. Our Class A common stock is the only class or series of our capital stock currently outstanding that has full voting rights. Voting rights for holders of Series A Preferred Stock exist primarily with respect to the ability to elect two additional directors to our board of directors if six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series A Preferred Stock, that materially and adversely affect the rights of the Series A Preferred Stock or create additional classes or series of shares of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Stock will not have any voting rights.
The Series A Preferred Stock has not been rated.
We have not sought to obtain a rating for the Series A Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently decide to issue a rating or that a rating, if issued, would not adversely affect the market price of Series A Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series A Preferred Stock or elect to issue other securities for which we may seek to obtain a rating, each of which could adversely impact the market price of Series A Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any downward revision or withdrawal of a rating could have an adverse effect on the market price of Series A Preferred Stock. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. In addition, ratings do not reflect market prices or the suitability of a security for a particular investor and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the shares of Series A Preferred Stock.
The Change of Control conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to acquire us or discourage a party from seeking to acquire us and may not adequately compensate you upon the occurrence of a Change of Control.
Upon the occurrence of a Change of Control, holders of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all their shares of Series A Preferred Stock into shares of our Class A common stock (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem shares of Series A Preferred Stock. Upon exercise of this conversion right, the holders will be limited to a maximum number of shares of our Class A common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $5.565 (which is approximately 46% of the per-share closing sale price of our Class A common stock on September 3, 2019), subject to adjustment, the holders will receive a maximum number of shares of our Class A common stock per share of Series A Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, these features of the Series A Preferred Stock may have the effect of discouraging a third party from seeking to acquire us or of delaying, deferring or preventing a Change of Control under circumstances that otherwise could provide the holders of our Class A common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.

If our Class A common stock is delisted, it is likely that the Series A Preferred Stock, if listed, will be delisted, and your ability to transfer or sell your shares of Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially and adversely affected.
If our Class A common stock is delisted from Nasdaq, it is likely that the Series A Preferred Stock, if listed, will be delisted from Nasdaq as well. The Series A Preferred Stock does not contain provisions that are intended to protect you if our Class A common stock is delisted from Nasdaq. Because the Series A Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series A Preferred Stock and receive stated dividends on the Series A Preferred Stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation value thereof. Accordingly, if our Class A common stock is delisted from Nasdaq, your ability to transfer or sell your shares of Series A Preferred Stock may be limited and the market value of the Series A Preferred Stock will likely be materially and adversely affected.
Holders of Series A Preferred Stock should not expect us to redeem the Series A Preferred Stock on or after the date they become redeemable at our option.
The Series A Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of holders of Series A Preferred Stock. The Series A Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after March 26, 2024. Any decision we may make at any time to propose a redemption of the Series A Preferred Stock, if and when we have the right to do so, will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. We are under no obligation, and holders of Series A Preferred Stock should not expect us, to exercise our redemption right.
The shares of the Series A Preferred Stock could be treated as “fast-pay stock”, which could subject our stockholders to adverse tax consequences.
Under Treasury regulations promulgated under Code Section 7701(l) (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of such stockholder’s investment (rather than a return on such stockholder’s investment), then the stock is characterized as “fast-pay stock”, and is subject to adverse tax treatment, described below. We did not structure the Series A Preferred Stock such that dividends paid by us are economically a return of our stockholders’ investment. However, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under certain other Treasury regulations), the amount at which the stockholder can be compelled to dispose of the stock. Shares of the Series A Preferred Stock could be issued with premium that is more than a de minimis amount.
If shares of the Series A Preferred Stock issued pursuant to this offering are determined to be fast-pay stock, then the treatment of the holders of shares of the Series A Preferred Stock issued pursuant to this offering would not be as described below under the heading “Supplemental Material U.S. Federal Income Tax Considerations.” Instead, the holders of the shares of the Series A Preferred Stock issued pursuant to this offering would be treated for U.S. federal income tax purposes as having purchased a financial instrument from our other stockholders that has the same terms (other than the issuer) as the Series A Preferred Stock. Payments on the Series A Preferred Stock would be deemed to be made to our other stockholders and those stockholders would be deemed to pay equal amounts to the holders of the Series A Preferred Stock issued in connection with this prospectus supplement under the deemed financial instrument. However, because payments would be deemed to be made to the holders of the Series A Preferred Stock under the deemed financial instrument rather than on the shares of the Series A Preferred Stock issued pursuant to this offering, dividends received by the holders of the Series A Preferred Stock generally would be treated as ordinary income (and no portion of those dividends would be treated as a capital gain distribution). In addition, if the Series A Preferred Stock issued pursuant to this offering was determined to be fast-pay stock, it would not be fungible with previously issued shares of the Series A Preferred Stock.
Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. If any Series A Preferred Stock is treated as fast-pay stock, we and all holders of such Series A Preferred Stock would be required to report our and their participation in the transaction on

Internal Revenue Service Form 8886 on an annual basis with our and their U.S. federal income tax returns and would also be required to mail a copy of that form to the Internal Revenue Service Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the Internal Revenue Service of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Internal Revenue Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Additionally, certain of our material advisors would also be required to file a disclosure statement with the Internal Revenue Service.
Therefore, if we issue shares of Series A Preferred Stock for an amount that exceeds the Liquidation Preference plus accrued and unpaid dividends (by more than a de minimis amount, as determined under the Treasury regulations described above), we may file a “protective” Form 8886, and certain of our material advisors may file a protective disclosure statement, to avoid the risk of penalties in the event that the Series A Preferred Stock is treated as fast-pay stock. Holders of shares of the Series A Preferred Stock issued pursuant to this offering should consult their own tax advisors on whether to file a “protective” Form 8886.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting the underwriting discount but not other estimated offering expenses payable by us, will be approximately $     million (approximately $     million if the underwriters exercise their overallotment option to purchase additional shares of Series A Preferred Stock in full). We intend to contribute these net proceeds to our operating partnership in exchange for preferred units of our operating partnership which have economic interests that are substantially similar to the designations, preferences and other rights of the Series A Preferred Stock. We, acting through our operating partnership, intend to use the net proceeds from this contribution for general corporate purposes, which may include purchases of additional properties. Although we have entered into PSAs for pending acquisitions to acquire an additional 73 properties for an aggregate contract purchase price of approximately $186.7 million, these pending acquisitions are subject to closing conditions, and there can be no assurance we will complete any acquisitions or as to the timing or terms of any acquisitions. This offering is not conditioned upon us completing any acquisitions, and management will have broad discretion regarding the use of the net proceeds from this offering.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2019: (i) on an actual basis; and (ii) on a pro forma as adjusted basis to give effect, as if these events had occurred on June 30, 2019, to (a) the completion of our acquisition of one property with a contract purchase price of   $3.0 million, (b) the completion of our dispositions of two properties with an aggregate contract sales price of  $6.6 million, as well as associated mortgage debt repayments of  $3.8 million, (c) additional repayments of amounts outstanding under our credit facility, (d) the sale of 423,086 shares of our Series A Preferred Stock under our “at-the-market” equity offering program, and (e) the completion of this offering (assuming no exercise of the underwriters’ overallotment option to purchase additional shares of our Series A Preferred Stock) and the application of the net proceeds therefrom as described under “Use of Proceeds.” The pro forma information in this table does not give effect to any events that have occurred or may occur subsequent to June 30, 2019 (other than the events described in clauses (a), (b), (c), (d) and (e) of the preceding sentence), including the completion of any of the pending acquisitions or dispositions described under “Summary — Recent Developments” and the generation and use of cash in connection with our day-to-day operations following that date, including the payment of dividends on our Class A common stock and Series A Preferred Stock.
	As of June 30, 2019
	Actual	Pro Forma As Adjusted
	($ in thousands, except per share data) (unaudited)
Cash and cash equivalents	$91,165	$
Restricted cash	18,352		18,352
Debt:
Mortgage notes payable, net	$1,313,480		$1,309,689
Credit facility	257,700		227,700
Total debt	$1,571,180		$1,537,389
Stockholders’ equity:
Series A Preferred Stock, $0.01 par value per share, 3,380,000 shares authorized, 1,652,600 shares issued and outstanding, actual; shares authorized, shares issued and outstanding, pro forma as adjusted	$17	$
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,245,619 shares issued and outstanding, actual and pro forma as adjusted	1,063		1,063
Additional paid-in capital	2,453,814
Accumulated deficit	(866,226)		(866,226)
Total stockholders’ equity	$1,588,688	$
Non-controlling interest	$13,182		$13,182
Total equity	$1,601,850	$
Total Capitalization	$2,741,582	$

DESCRIPTION OF THE SERIES A PREFERRED STOCK
This description of the Series A Preferred Stock supplements the description of the general terms and provisions of our capital stock, including our preferred stock, contained in the accompanying prospectus. You should consult that general description for further information.
The following is a summary of the material terms and provisions of the Series A Preferred Stock. This summary is in all respects subject to, and qualified in its entirety by, reference to the applicable provisions of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock offered hereby, which was filed as an exhibit to a Current Report on Form 8-K on March 25, 2019, and our bylaws, each of which is available from us as described under “Where You Can Find More Information” of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the specific terms of the Series A Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock — Preferred Stock.”
As used in this section, the terms “we,” “us,” “our” and “the Company” refer to American Finance Trust, Inc. and not to any of its subsidiaries.
General
Our charter authorizes us to issue up to 350,000,000 shares of stock, consisting of 300,000,000 shares of Class A common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus supplement and without giving effect to the shares of Series A Preferred Stock offered hereby, we had the following stock issued and outstanding: (i) 106,245,645 shares of Class A common stock, and (ii) 2,075,686 shares of Series A Preferred Stock.
Under our charter, our board of directors, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. We have previously classified and designated an aggregate of 3,380,000 authorized but unissued shares of preferred stock as Series A Preferred Stock pursuant to articles supplementary accepted for record by the State Department of Assessments and Taxation of the State of Maryland (“SDAT”). Our board of directors has authorized the classification of      additional shares of our preferred stock as Series A Preferred Stock, and we will file articles supplementary with the SDAT reflecting this classification. After these articles supplementary are accepted for record and become effective, our authorized capital stock will be 350,000,000 shares of stock, consisting of 300,000,000 shares of Class A common stock,     shares of Series A Preferred Stock and      shares of undesignated preferred stock. The Series A Preferred Stock sold in this offering will be consolidated, form a single series, and be fully fungible with all outstanding Series A Preferred Stock.
The transfer agent, registrar and dividend payment agent for the Series A Preferred Stock is Computershare Trust Company, N.A.
Ranking
The Series A Preferred Stock, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up, ranks:
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senior to our Class A common stock and to all other equity securities ranking junior to the Series A Preferred Stock;

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on parity with all equity securities ranking on parity with the Series A Preferred Stock; and

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junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

The authorization or issuance of equity securities ranking senior to the Series A Preferred Stock would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Any convertible debt securities that we may issue will not be considered to be “equity securities” for these purposes prior to the time of conversion. The Series A Preferred Stock ranks junior to all our existing and future indebtedness. The terms of the Series A Preferred Stock do not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that rank junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up.
Dividends
Holders of Series A Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of   $1.875 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. Dividends are payable quarterly in arrears the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day, for each quarterly period commencing on and including the 1st day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period to all holders of record on the applicable record date, when and as authorized by our board of directors and declared by us. The first quarterly dividend for the Series A Preferred Stock sold in this offering will be paid on October 15, 2019 in an amount equal to $0.46875 per share. Holders of record of all shares of Series A Preferred Stock issued and outstanding on the record date fixed by our board of directors for any dividend, including shares of Series A Preferred Stock sold in this offering, will be entitled to receive the full dividend paid on the applicable dividend payment date even if such shares were not issued and outstanding for the full dividend period.
Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board of directors sets as the record date for the payment of a dividend that is not more than 30 nor fewer than 10 days prior to the applicable dividend payment date.
Our board of directors will not authorize, and we will not pay or declare and set apart for payment, any dividend on the Series A Preferred Stock at any time that:
•
the terms and conditions of any of our agreements, including our credit facility or any other agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment;

•
the terms and conditions of any of our agreements, including our credit facility or any other agreement relating to our indebtedness, provide that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•
the law restricts or prohibits the authorization, payment or setting apart for payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accrue whether or not the dividends are authorized by our board of directors and declared by us, from the later of the first date on which the Series A Preferred Stock is issued and the most recent dividend payment date on which dividends have been paid.
Accrued and unpaid dividends on the Series A Preferred Stock do not bear interest.
We will not pay or declare and set apart for payment any dividends (other than a dividend paid in Class A common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on Class A common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire Class A common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for Class A common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.
Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.
If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) a portion (the “Capital Gains Amount”) of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes or series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be in the same proportion that the Total Dividends paid or made available to the holders of Series A Preferred Stock for the taxable year bears to the Total Dividends for the taxable year made with respect to all classes or series of stock outstanding.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of  $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment may be made to holders of Class A common stock or any other class or series of our equity stock ranking junior to the Series A Preferred Stock with respect to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights, then the holders of Series A Preferred Stock and any other class or series of stock ranking on parity with the Series A Preferred Stock with respect to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock are entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 20 days before the payment date of the liquidating distribution. After the holders of Series A Preferred Stock have received the full amount of the liquidating distributions to which they are entitled, they will have no right or claim to any of our remaining assets.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series A Preferred Stock will not be added to the Company’s total liabilities.
Our consolidation, conversion or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business, whether in connection with a Change of Control or otherwise, will not be deemed to constitute our liquidation, dissolution or winding up.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to March 26, 2024, except in the circumstances described in this section, in the section below titled “Special Optional Redemption,” or pursuant to certain provisions of our charter. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we may redeem any or all of the Series A Preferred Stock at any time, whether before or after March 26, 2024, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), pursuant to the restrictions on ownership and transfer of our stock set forth in our charter or if our board of directors otherwise determines that redemption is necessary for us to preserve our status as a REIT for federal income tax purposes.
On and after March 26, 2024, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time or from time to time, at a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.
If less than all of the outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed will be determined pro rata or by lot. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% in value of our issued and outstanding equity securities (which includes the Series A Preferred Stock) or 9.8% in value or number of shares (whichever is more restrictive) of any class or series of our issued and outstanding equity securities or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter, then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder so that the holder will not own or be deemed by virtue of certain attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.8% in value of our issued and outstanding equity securities or 9.8% in value or number of shares (whichever is more restrictive) of any class or series of our issued and outstanding equity securities or violate any of the other restrictions on ownership and transfer set forth in our charter.
We will mail to you, if you are a record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to shares held by any holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from the holder);

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with redemption; and

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that dividends on the Series A Preferred Stock will cease to accrue on the redemption date.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except (i) by exchange for our equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) pursuant to the provisions of our charter relating to restrictions on ownership and transfer of our stock and (iii) pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we are entitled at any time and from time to time to repurchase Series A Preferred Stock in open-market transactions duly authorized by our board of directors and effected in compliance with applicable laws and these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to the restrictions on ownership and transfer of our stock.
Special Optional Redemption
During any period of time (whether before or after March 26, 2024) that both (i) the Series A Preferred Stock is not listed on Nasdaq, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE American LLC, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any shares of Series A Preferred Stock are outstanding (a “Delisting Event”), we have the option to redeem the outstanding Series A Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event, for a redemption price of  $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price), upon the giving of notice, as provided below.
In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, within 120 days after the first date on which the Change of Control occurred, by paying $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date (unless the redemption date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in the redemption price). If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption rights), you will not have the conversion right described below under “— Conversion Rights.”
Notwithstanding the foregoing, we do not have the right to redeem the Series A Preferred Stock upon any Delisting Event occurring in connection with a transaction set forth in the first bullet point of the definition of Change of Control unless the Delisting Event also constitutes a Change of Control.
We will mail to you, if you are the record holder of Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to your address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing with not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:
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the redemption date;

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the redemption price;

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the total number of shares of Series A Preferred Stock to be redeemed;

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the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing the shares (duly endorsed for transfer) and any other documents we require in connection with the redemption;

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that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control or a Delisting Event, as applicable, and a brief description of the transaction or transactions constituting the Change of Control or Delisting Event, as applicable;

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that holders of Series A Preferred Stock to which the notice relates will not be able to tender the Series A Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•
that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

A Change of Control occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger, conversion or other acquisition transaction or series of purchases, mergers, conversions or other acquisition transactions, of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of directors (except that the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of the Company or the acquiring or surviving entity, has a class of common equity securities listed on Nasdaq, the NYSE or the NYSE American LLC, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE American LLC.

Additional Provisions Relating to Optional Redemption and Special Optional Redemption
If   (i) we have given a notice of redemption, (ii) we have set apart sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and an amount equal to all accrued and unpaid dividends to, but not including, the redemption date, then from and after the redemption date, those shares of Series A Preferred Stock so called for redemption will no longer be outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest. The holders of those Series A Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends payable upon redemption, without interest.
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of the Series A Preferred Stock between the record date and the corresponding dividend payment date.
All shares of Series A Preferred Stock that we redeem or reacquire in any manner will return to the status of authorized but unissued shares of preferred stock, without further designation as to series or class and may thereafter be classified, reclassified or issued as any series or class of preferred stock.

Conversion Rights
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock has the right, unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some of or all the shares of Series A Preferred Stock held by the holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Class A common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:
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the quotient of   (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus an amount equal to all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for the accrued and unpaid dividend will be included in this sum), divided by (ii) the Common Stock Price; and

•
4.4924, the Share Cap.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a Class A common stock dividend), subdivisions or combinations (in each case, a “Stock Split”) with respect to shares of our Class A common stock as follows: the adjusted Share Cap as the result of a Stock Split will be the number of shares of our Class A common stock that is equivalent to the product of   (i) the Share Cap in effect immediately prior to the Stock Split, multiplied by (ii) a fraction, the numerator of which is the number of shares of our Class A common stock outstanding after giving effect to the Stock Split and the denominator of which is the number of shares of our Class A common stock outstanding immediately prior to the Stock Split.
If a Delisting Event or a Change of Control occurs, pursuant to or in connection with which shares of our Class A common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of the shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which the holder would have owned or been entitled to receive had the holder held a number of shares of our Class A common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of shares of our Class A common stock have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, the Conversion Consideration that holders of Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of Class A common stock held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of Class A common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control, as applicable.
We will not issue fractional shares of Class A common stock upon the conversion of the Series A Preferred Stock. Instead, we will pay the cash value of any fractional shares based on the Common Stock Price.
Within 15 days following the occurrence of a Delisting Event or a Change of Control, as applicable, unless we have provided notice of our election to redeem the shares of Series A Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of the Delisting Event or

Change of Control that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. A failure to give notice of conversion or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any Series A Preferred Stock except as to the holder to whom this notice was defective or not given. This notice will state the following:
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the events constituting the Delisting Event or Change of Control, as applicable;

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the date of the Delisting Event or Change of Control, as applicable;

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the last date on which the holders of shares of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

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the method and period for calculating the Common Stock Price;

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the “Delisting Event Conversion Date” or “Change of Control Conversion Date,” as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 and not more than 35 days following the date of the notice;

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that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, you will not be able to convert the shares of Series A Preferred Stock so called for redemption and the shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, another news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in the notice, and post the notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.
To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with the conversion, to our conversion agent. The conversion notice must state:
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the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

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the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of our Class A common stock is solely cash, the amount of cash consideration per share of Class A common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of our Class A common stock is other than solely cash, the average of the closing price per share of our Class A common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our Class A common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.
Holders of Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or a Change of Control Conversion Right, as applicable, (in whole or in part) by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated shares of Series A Preferred Stock have been tendered for conversion and withdrawn, the certificate numbers of the withdrawn certificated shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration on the applicable Delisting Event Conversion Date or Change of Control Conversion Date, unless prior thereto we provide notice of our election to redeem those shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the shares of Series A Preferred Stock will not be so converted and the holders of the shares will be entitled to receive on the applicable redemption date the redemption price for the shares.
We will deliver amounts owing upon conversion no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.
In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of Class A common stock. Notwithstanding any other provision of the Series A Preferred Stock, no holder of Series A Preferred Stock will be entitled to convert shares of Series A Preferred Stock for shares of our Class A common stock to the extent that receipt of the shares of Class A common stock would cause the holder (or any other person) to violate the restrictions on ownership and transfer of our stock contained in our charter. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
These Change of Control conversion and redemption features may make it more difficult for or discourage a party from pursuing a takeover or other transaction that holders of Class A common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Class A common stock might receive a premium for their shares over the then market price of such shares of Class A common stock.
Except as provided above in connection with a Delisting Event or a Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities.
Voting Rights
Except as described below, holders of Series A Preferred Stock have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock entitles the holder thereof to cast one vote, except that, when voting together as a single class with shares of any other class or series of voting preferred stock, shares of different classes or series will vote in proportion to the liquidation preference of the shares.
Whenever dividends on the Series A Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and any other class or series of preferred stock ranking on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock,” and with which the holders of Series A Preferred Stock are entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect, at any special meeting called by our secretary at the written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any class or series of voting preferred stock (unless the request is received more than 45 days and less than 90 days before our next annual meeting of stockholders at which the vote would occur) and at each subsequent annual meeting of stockholders, two additional directors to serve on our board of directors. The right of holders of Series A Preferred Stock to vote in the election of directors will terminate when all dividends accrued and unpaid on the outstanding shares of Series A Preferred Stock for all past dividend periods and the then-current dividend period have been fully paid. Unless the number of our directors has previously been increased pursuant to the terms of any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors, the number of our directors will automatically increase by two at the time as holders of Series A Preferred Stock become entitled to vote in the election of two additional directors. Unless shares of voting preferred stock remain outstanding and entitled to vote in the election of directors, the term of office of these directors will terminate, and the number of our directors will automatically decrease by two, when all dividends accrued and unpaid for all past dividend periods and the then-current dividend period on the Series A Preferred Stock have been fully paid. If the right of holders of Series A Preferred Stock to elect the two additional directors terminates after the record date for determining holders of shares of Series A Preferred Stock entitled to vote in any election of directors but before the closing of the polls in the election, holders of Series A Preferred Stock outstanding as of the applicable record date will not be entitled to vote in the election of directors. The right of the holders of Series A Preferred Stock to elect the additional directors will again vest if and whenever dividends are in arrears for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a director, and no individual will be qualified to be nominated for election or to serve as a director, if the individual’s service as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed or otherwise conflict with our charter or bylaws.
The additional directors will be elected by a plurality of the votes cast in the election of directors, and each of these directors will serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies, or until the director’s term of office terminates as described above. Any director elected by the holders of Series A Preferred Stock and any class or series of voting preferred stock, voting together as a single class, may be removed, with or without cause, only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all classes or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of directors. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional directors, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our board of directors that results from the removal of the director.
At any time that holders of Series A Preferred Stock have the right to elect two additional directors as described above but these directors have not been elected, our secretary must call a special meeting for the purpose of electing the additional directors upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and any other class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of directors, unless the request is received more than 45 days and less than 90 days before the date fixed for the next annual meeting of our stockholders at which the vote would occur, in which case, the additional directors may be elected either at the annual meeting or at a separate special meeting of our stockholders at our discretion.

So long as any shares of Series A Preferred Stock are outstanding, the approval of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and any equally-affected class or series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote (voting together as a single class), is required to authorize (a) any amendment, alteration, repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock (whether by merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise), that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or (b) the creation, issuance or increase in the authorized number of shares of any class or series of stock having ranking senior to the Series A Preferred Stock (or any equity securities convertible into or exchangeable for any such shares) with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. Notwithstanding the foregoing, holders of voting preferred stock will not be entitled to vote together as a class with the holders of Series A Preferred Stock on any amendment, alteration, repeal or other change to any provision of our charter unless the action affects the holders of Series A Preferred Stock and the voting preferred stock equally.
The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:
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any increase or decrease in the number of authorized shares of common stock or preferred stock of any class or series or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking, junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up;

•
any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, whether or not we are the surviving entity, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remains outstanding with the terms thereof unchanged in all material respects or is exchanged for stock of the successor person or entity with substantially identical rights; or

•
any amendment, alteration or repeal or other change to any provision of our charter, including the articles supplementary setting forth the terms of the Series A Preferred Stock, as a result of a merger, conversion, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the holders of Series A Preferred Stock receive the $25.00 liquidation preference per share of Series A Preferred Stock, plus an amount equal to accrued and unpaid dividends to, but not including, the date of the event.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption all outstanding shares of Series A Preferred Stock.
No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption provisions.
Restrictions on Transfer and Ownership of Stock
Our charter contains restrictions on the ownership and transfer of shares of our Class A common stock and other outstanding shares of stock, including the Series A Preferred Stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. For further information regarding the restrictions on ownership and transfer of the Series A Preferred Stock, see “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Conversion
The Series A Preferred Stock is not convertible into any other property or securities, except as provided under “— Conversion Rights.”
Information Rights
During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to the holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 days after the respective dates by which we would have been required to file these reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 days following written request, supply copies of these reports to any prospective holder of Series A Preferred Stock.
Preemptive Rights
No holders of Series A Preferred Stock shall, as a result of his, her or its status as such holder, have any preemptive rights to purchase or subscribe for shares of our Class A common stock or any of our other securities.
Listing
The Series A Preferred Stock is listed on Nasdaq under the symbol “AFINP.”
Book-Entry Form
The Series A Preferred Stock offered in this offering will be issued and maintained in book-entry form registered in the name of the nominee of DTC. Shares of Series A Preferred Stock are eligible for the Direct Registration System service offered by the DTC and may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series A Preferred Stock and, upon request, every holder of uncertificated shares of Series A Preferred Stock is entitled to have a certificate for shares of Series A Preferred Stock signed by, or in the name of, the Company in accordance with the articles supplementary relating to the Series A Preferred Stock.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion is for general information only and is not tax advice. The summary discussion of the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Class A common stock included in the prospectus under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus are also generally applicable to all of our capital stock, including shares of our preferred stock, which includes the Series A Preferred Stock.
Prospective investors in the Series A Preferred Stock should consult their tax advisors regarding the U.S. federal income and other tax consequences to them of the acquisition, ownership and disposition of the Series A Preferred Stock offered by this prospectus supplement.
The following paragraph is added as the penultimate paragraph in the section titled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” in the accompanying prospectus.
For taxable years beginning after December 31, 2017, and except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
The following paragraph supersedes the paragraph under the heading “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Derivatives and Hedging Transactions.”
We and our subsidiaries partnerships have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and regulations. These hedging transactions can take a variety of forms, including derivative instruments, such as interest rate swap contracts, interest rate cap and floor contracts, futures and forward contracts, and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of  (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.

The following sentence is added to the end of the first paragraph under the heading “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” in the accompanying prospectus.
Our earnings and profits generally will be allocated first to distributions on shares of our Series A Preferred Stock before being allocated to distributions on our shares of Class A common stock. In addition, the 20% pass-through deduction is subject to certain holding period requirements.
The following discussion is added to the end of the second paragraph of the section titled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Taxable U.S. Stockholders — Distributions” in the accompanying prospectus.
Capital gains that we distribute, or are treated as distributing, to our stockholders and that we properly designate as capital gain dividends must be allocated between shares of our Series A Preferred Stock and Class A common stock. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our stock for the year.
The following discussion is added to the end of the section titled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Taxable U.S. Stockholders” in the accompanying prospectus.
Redemption of Shares of Our Preferred Stock.   A redemption of shares of our Series A Preferred Stock will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of our capital stock, (ii) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of our classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder. In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our capital stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our Class A common stock, a redemption of the U.S. Stockholder’s Series A Preferred Stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests described above will be satisfied with respect to any particular U.S. Stockholder of shares of our Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our Series A Preferred Stock.
If a redemption of shares of our Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of our Series A Preferred Stock will be transferred to the remaining shares of our capital stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.
Conversion of Shares of Our Preferred Stock.   Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will, under certain circumstances, have the right to convert some of or all the shares of Series A Preferred Stock held by the holder into shares of our Class A common stock. Except as provided below, (i) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of our Series A Preferred Stock into shares of our Class A common stock, and (ii) a U.S. Stockholder’s tax basis and holding period in shares of our Class A common stock received upon conversion generally will be the same as those of the converted shares of our Series A Preferred Stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our Class A common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our Series A

Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of our Series A Preferred Stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of our Class A common stock received on a conversion of shares of our Series A Preferred Stock for cash or other property.
The following discussion is added to the end of the first paragraph under the heading “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Distributions — In General” in the accompanying prospectus.
Our earnings and profits generally will be allocated first to distributions on shares of our Series A Preferred Stock before being allocated to distributions on our shares of Class A common stock. Any constructive dividends on the Series A Preferred Stock would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder.
The following sentence is added to the end of the second paragraph under the heading “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sales of Shares” in the accompanying prospectus.
Even though we expect our shares of our Series A Preferred Stock to be listed for trading, no assurance can be given that they will be treated as “regularly traded” on an established securities market.
The following discussion is added to the end of the section titled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” in the accompanying prospectus.
Redemption of Shares of Our Preferred Stock.   A redemption of shares of our Series A Preferred Stock will be treated as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of Taxable U.S. Stockholders — Redemption of Shares of Our Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If a redemption of shares of our Series A Preferred Stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Stockholders — Distributions — In General” above. If the redemption of shares of our Series A Preferred Stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Shares.”
The following paragraph supersedes the paragraph under the heading “Material U.S. Federal Income Tax Considerations — Foreign Account Tax Compliance Act (“FATCA”)” in the accompanying prospectus.
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. These rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement, dated the date of this prospectus supplement, with respect to the shares of Series A Preferred Stock being offered by this prospectus supplement. Subject to certain conditions, each underwriter has severally agreed to purchase the respective number of shares of Series A Preferred Stock shown opposite its name in the following table. BMO Capital Markets Corp. is the representative of the underwriters.
Underwriter	Number of Shares
BMO Capital Markets Corp.
B. Riley FBR, Inc.
Janney Montgomery Scott LLC
Ladenburg Thalmann & Co. Inc.
William Blair & Company, L.L.C.
Boenning & Scattergood, Inc.
National Securities Corporation
Total
The underwriters are committed, severally and not jointly, to take and pay for all of the shares of Series A Preferred Stock being offered, if any are taken, other than the shares covered by the overallotment option described below unless and until that option is exercised. We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of Company certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to an additional shares of Series A Preferred Stock from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. The underwriters may exercise this overallotment option in whole or in part at any time on or before the 30th day after the date of the underwriting agreement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above, and the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. The underwriters will sell such shares at the same price (taking into account any accrued and unpaid dividends) as the initially purchased shares.
The underwriters propose to offer the shares of Series A Preferred Stock directly to the public at the public offering price set forth on the cover of this prospectus supplement and to certain dealers at the offering price less a concession not in excess of  $     per share. The underwriters may allow, and dealers may reallow, a concession not in excess of   $     per share of the Series A Preferred Stock to the other underwriters or to other dealers. After commencing the public offering of the shares, the offering price and the selling concession may be changed by the underwriters.
The following table shows the per share and total underwriting discounts to be paid by us to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $    million, all of which will be paid by us. We have agreed to reimburse the underwriters for certain of their expenses incurred in connection with any required clearance of this offering with the Financial Industry Regulatory Authority, Inc. and any required registration or qualification of the shares under state or other securities or blue sky law.
We have agreed with the underwriters that, for a period of 60 days after the date of this prospectus supplement, subject to certain exceptions, we will not, without the prior written consent of the representative, (i) directly or indirectly offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of any shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our Class A common stock) or any securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock or similar securities (for the avoidance of doubt, excluding our Class A common stock) or file any registration statement or prospectus under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series A Preferred Stock, whether any swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Series A Preferred Stock or other securities, in cash or otherwise.
The Series A Preferred Stock is listed on Nasdaq under the symbol “AFINP.”
In connection with this offering, the underwriters may purchase and sell shares of Series A Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any naked short position by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of Series A Preferred Stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received because other underwriters have repurchased shares sold by or for the account of that particular underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series A Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of Series A Preferred Stock. As a result, the price of the Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.
The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of Series A Preferred Stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
BMO Capital Markets Corp. acted as joint lead arranger and bookrunner for, and an affiliate of BMO Capital Markets Corp. is administrative agent and a lender under, our credit facility. BMO Capital Markets Corp., B. Riley FBR, Inc. and Ladenburg Thalmann & Co. Inc. are agents under our “at-the-market” equity offering programs for Series A Preferred Stock and Class A common stock.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.
Offer Restrictions Outside the U.S.
Other than in the U.S., no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each member state of the European Economic Area, the Prospectus Regulation applies (each, a “relevant member state”) with effect from and including the date of July 21, 2019, an offer of the securities described in this prospectus supplement may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons per relevant member state (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Regulation in that member state, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (and amendments thereto).
The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.
Canada
Shares of Series A Preferred Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, exemptions and Ongoing Registrant Obligations. Any resale of the Series A Preferred Stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Series A Preferred Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series A Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Series A Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Series A Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person where such transfer arises from an offer pursuant to Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

EXPERTS
The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Proskauer Rose LLP as our securities and tax counsel. Certain matters of Maryland law will be passed upon for us by Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mayer Brown LLP.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Exchange Act, with the SEC and are incorporated by reference in this prospectus supplement:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 7, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on filed with the SEC on May 8, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on filed with the SEC on August 8, 2019;

•
our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2019; and

•
our Current Reports on Form 8-K filed with the SEC on March 18, 2019(two reports on that date),March 25, 2019,April 10, 2019,May 6, 2019,May 31, 2019,June 25, 2019,July 1, 2019, July 29, 2019 and September 4, 2019; and

•
the description of our Series A Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on March 25, 2019.

We are also incorporating by reference into this prospectus supplement all documents that we have filed or will file with the SEC as prescribed by Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the date of this prospectus supplement and prior to the termination of the sale of the securities offered by this prospectus supplement. This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are furnished to, but not deemed “filed” with, the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).
Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the prospectus is delivered, upon written or oral request. Requests should be directed to American Finance Trust, Inc., 405 Park Avenue, 3rd Floor, New York, New York 10022, Attention: Investor Relations, Telephone: (866) 902-0063. You may also obtain copies of these filings, at no cost, by accessing our website at www.americanfinancetrust.com; however, the information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a shelf registration statement under the Securities Act with respect to the securities offered hereunder. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement. For further information regarding our company and our securities, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement. Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov.
Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, D.C. upon payment of any fees prescribed by the SEC.

PROSPECTUS
AMERICAN FINANCE TRUST, INC.

Common Stock, Preferred Stock, Stock Purchase Contracts, Debt Securities, Guarantees,
Depositary Shares, Warrants and Units
We or one or more selling security holders to be identified in a supplement to this prospectus, referred to as our selling security holders, may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.
This prospectus describes the general manner in which these securities may be offered and sold and some of the general terms that apply to the securities. We will provide the specific terms of any securities we may offer, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
One class of our outstanding stock, the Class A common stock, par value $0.01 per share (“Class A common stock”), is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AFIN.” We have two other classes of outstanding stock, one of which will automatically convert into Class A common stock and be listed on Nasdaq no later than October 17, 2018, 90 days following the date our Class A common stock is listed on Nasdaq, the Class B-1 common stock, par value $0.01 per share (“Class B-1 common stock”) and the other of which will automatically convert into Class A common stock and be listed on Nasdaq no later than January 15, 2019, 180 days following the date our Class A common stock is listed on Nasdaq, the Class B-2 common stock, par value $0.01 per share (“Class B-2 common stock” and, together with the Class A common stock and the Class B-1 common stock, the “common stock”).
Investing in our securities involves risks. See “Risk Factors” beginning on page 7 hereof as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 20, 2018

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we or our selling security holders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “we,” “us” and “our” mean American Finance Trust, Inc. and its consolidated subsidiaries, including, without limitation, American Finance Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership” or the “OP”.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 19, 2018 and Amendment No. 1 thereto filed with the SEC on June 8, 2018;

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our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2018;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 14, 2018;

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our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on February 15, 2018, March 20, 2018, May 1, 2018, May 2, 2018, May 22, 2018, May 31, 2018, June 29, 2018, July 9, 2018, July 13, 2018 and July 19, 2018; and

•
the description of our Class A common stock included in our Registration Statement on Form 8-A filed with the SEC on July 18, 2018.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: American Finance Trust, Inc., 405 Park Avenue, 3rd Floor, New York, New York 10022, Attn: Investor Relations, Telephone: (866) 902-0063.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, can be inspected at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s website is www.sec.gov. Copies of these documents may be available on our website at www.americanfinancetrust.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
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the anticipated benefits from the Merger (as defined below) may not be realized or may take longer to realize than expected;

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all of our executive officers are also officers, managers, employees and/or holders of a direct or indirect controlling interest in American Finance Advisors, LLC, a Delaware limited liability company, our external advisor (our “Advisor”) and other entities affiliated with AR Global Investments, LLC, a Delaware limited liability company, and its affiliated companies (collectively, “AR Global”). As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investment programs advised by AR Global affiliates and conflicts in allocating time among these entities and us, which could negatively impact our operating results.

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Lincoln Retail REIT Services, LLC (“Lincoln”) and its affiliates, which provide services to the Advisor in connection with our retail portfolio, faces conflicts of interest in allocating its employees’ time between providing real estate-related services to the Advisor and other programs and activities in which they are presently involved or may be involved in the future.

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The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.

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We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants.

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We have not generated, and in the future may not generate, operating cash flows sufficient to fund all of the distributions we pay our stockholders, and, as such, we may be forced to fund distributions from other sources, including borrowings, which may not be available on favorable terms, or at all.

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We may be unable to pay or maintain cash distributions at the current rate or increase distributions over time.

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We are obligated to pay fees, which may be substantial, to the Advisor and its affiliates.

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We are subject to risks associated with any dislocation or liquidity disruptions that may exist or occur in the credit markets of the United States of America.

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We may fail to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would result in higher taxes, may adversely affect our operations and would reduce the value of an investment in us and our cash available for distributions.

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We may be deemed by regulators to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and thus subject to regulation under the Investment Company Act.

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We may be adversely affected by the factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The forward-looking statements contained in this prospectus include statements regarding the intent, belief or current expectations of us, our Advisor and members of our management team, as well as the assumptions on which such statements are based. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” Further, forward-looking statements speak only as of the date they are made, and we disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY
We are a diversified REIT with a retail focus. We own a diversified portfolio of commercial properties which are net leased primarily to investment grade and other creditworthy tenants and, as a result of the Merger (as defined below), a portfolio of retail properties consisting primarily of power centers and lifestyle centers. Prior to the Merger, we acquired a diversified portfolio of commercial properties comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. We intend to focus our future acquisitions primarily on net leased retail properties. As of March 31, 2018, we owned 558 properties, comprised of 19.1 million rentable square feet, which were 94.3% leased, including 523 net leased commercial properties (478 of which are retail properties) and 35 retail properties which were acquired in the Merger.
Incorporated on January 22, 2013, we are a Maryland corporation that elected and qualified to be taxed as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. Substantially all of our business is conducted through the OP and its wholly owned subsidiaries. As of March 31, 2018, we had 104.8 million shares of common stock outstanding, including unvested restricted shares of common stock and shares issued pursuant to our distribution reinvestment plan.
We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our REIT taxable income to stockholders and otherwise maintain our qualification as a REIT.
We have no employees. We have retained the Advisor to manage our affairs on a day-to-day basis. American Finance Properties, LLC (the “Property Manager”) serves as our property manager. The Advisor and the Property Manager are wholly owned subsidiaries of AR Global. Lincoln and its affiliates provide services to the Advisor in connection with our retail properties acquired in the Merger that are not net leased. The Advisor has informed us that the Advisor has agreed to pass through to Lincoln a portion of the fees and/or other expense reimbursements otherwise payable to the Advisor or its affiliates by us for services rendered by Lincoln. We have no obligation to Lincoln.
On February 16, 2017, we completed (a) the merger of American Realty Capital — Retail Centers of America, Inc. (“RCA”) with and into a wholly owned subsidiary of us and (b) the merger of American Realty Capital Retail Operating Partnership, L.P. (the “RCA OP”) with and into the OP, with the OP as the surviving entity (together, the “Merger”). RCA was sponsored and advised by affiliates of the Advisor. We issued 38.2 million shares of our common stock and paid $92.5 million in cash as consideration to complete the Merger.
On July 19, 2018, we listed our Class A common stock on Nasdaq under the symbol “AFIN.” We have two other classes of outstanding stock, Class B-1 common stock, which will automatically convert into Class A common stock to be listed on Nasdaq no later than October 17, 2018, 90 days following the date our Class A common stock is listed on Nasdaq, and Class B-2 common stock, which will automatically convert into Class A common stock to be listed on Nasdaq no later than January 15, 2019, 180 days following the date our Class A common stock is listed on Nasdaq.
You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.
Our principal executive offices are located at 405 Park Avenue, 3rd Floor, New York, New York 10022. Our Investor Relations telephone number is (866) 902-0063. We maintain a website at www.americanfinancetrust.com. Information on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repaying outstanding indebtedness, for working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.
We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges for the periods indicated. Dollar amounts are presented in thousands unless otherwise noted:
		Year Ended December 31,
(Dollars in Thousands)	January 1, 2018 to March 31, 2018	2017	2016	2015	2014	January 22, 2013 (date of inception) to December 31, 2013
Earnings:
Net income (loss)	$15,431	$(46,577)	$(54,255)	$(21,117)	$(1,997)	$(20,797)
Add: Interest expense	15,604	57,839	49,814	43,000	29,174	194
Amortization of deferred costs	1,362	6,693	8,650	12,663	4,588	291
Amortization of mortgage premiums on borrowings	(835)	(4,096)	(4,211)	(7,208)	(6,097)	—
Earnings	$31,562	$13,859	$(2)	$27,338	$25,668	$(20,312)
Fixed Charges:
Interest expense	$15,604	$57,839	$49,814	$43,000	$29,174	$194
Amortization of deferred costs	1,362	6,693	8,650	12,663	4,588	291
Amortization of mortgage premiums on borrowings	(835)	(4,096)	(4,211)	(7,208)	(6,097)	—
Fixed Charges	$16,131	$60,436	$54,253	$48,455	$27,665	$485
Preferred distributions	—	—	—	—	—	—
Combined fixed charges	$16,131	$60,436	$54,253	$48,455	$27,665	$485
Ratio of earnings to fixed charges	1.96	*	*	*	*	*
Ratio of earnings to combined fixed charges	1.96	*	*	*	*	*

*
Earnings were insufficient to cover fixed charges for these periods. The amount of coverage deficiency was $46,577, $54,255, $21,117, $1,997 and $20,797 for the years ended December 31, 2017, 2016, 2015, 2014 and for the period from January 22, 2013 to December 31 2013, respectively.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purposes of computing these ratios, “earnings” have been calculated by adding fixed charges to income (loss) before income taxes and subtracting preference security dividend requirements, where applicable. The “fixed charges” have been calculated as the sum of interest expensed and capitalized and amortized premiums, discounts, capitalized expenses related to indebtedness and preference security dividend requirements, as applicable.

DESCRIPTION OF THE SECURITIES WE OR OUR SELLING SECURITY
HOLDERS MAY OFFER
This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, debt securities, warrants and units that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF CAPITAL STOCK
The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter (including any applicable articles supplementary classifying a class or series of preferred stock) and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”
General
Our charter authorizes us to issue a total of 350,000,000 shares of capital stock, consisting of 247,470,603.707 shares of Class A common stock, par value $0.01 per share, 26,264,698.1465 shares of Class B-1 common stock, par value $0.01 per share, 26,264,698.1465 shares of Class B-2 common stock, par value $0.01 per share, and 50,000,000 million shares of preferred stock, par value $0.01 per share. Prior to the listing of the our Class A common stock on Nasdaq, fractional shares of Class A common stock were redeemed for cash in an amount equal to the amount of fractional shares multiplied by our then-estimated per-share net asset value of  $23.56 (except for fractional unvested restricted shares of common stock held by our independent directors, which will be forfeited). Prior to converting into shares of Class A common stock, fractional shares of Class B-1 common stock and Class B-2 common stock that would otherwise convert into fractional shares of Class A common stock will be redeemed for cash in an amount equal to the number of fractional shares multiplied by the trading price per share of Class A common stock determined at the time of conversion.
As of the date of this prospectus, we have 53,563,378 shares of Class A common stock, 26,264,686.5 shares of Class B-1 common stock, and 26,264,686.5 shares of Class B-2 common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
For a description of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable registration statement on Form 8-A, if any, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our board of directors, with the approval of a majority of the entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

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are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Upon issuance for full payment therefor, all common stock issued by us will be fully paid and non-assessable. Except as noted below under “— Listing”, there are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.
Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
Holders of shares of our common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Except as noted below under “— Listing”, shares of Class B-1 common stock and shares of Class B-2 common stock have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the shares of Class A common stock.
Preferred Stock
Under our charter, our board of directors, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.
Any shares of our preferred stock that we issue could rank senior to our shares of common stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.
The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms will include:
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the designation and par value of the shares of our preferred stock;

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the voting rights, if any, of the shares of our preferred stock;

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the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

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the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

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the provision for a sinking fund, if any, for the shares of our preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

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the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

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the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of shares of our preferred stock, including any class or series of shares of our preferred stock ranking senior to or on parity with the class or series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the shares of our preferred stock on any securities exchange;

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if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

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any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Power to Reclassify Shares of Our Stock
Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law (the “MGCL”), and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our board of directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders or otherwise be in their best interest.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our board of directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board of directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a charitable trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not be required to, obtain an opinion of counsel or Internal Revenue Service (“IRS”) ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.
Our board of directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable decreased limits. Our board of directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give, at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:
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any person violating the ownership limits or such other limit established by our board of directors; or

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us being “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.
Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of  (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the principal national securities exchange on which the shares are listed and admitted to trading, the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of  (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.
The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trustee; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
If our board of directors determines that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is DST Systems, Inc. The principal business address of the transfer agent and registrar is 333 W. 11th Street, Kansas City, MO 64105.
Listing
Our Class A common stock is listed on Nasdaq under the symbol “AFIN.” We have two other classes of outstanding stock, Class B-1 common stock, which will automatically convert into Class A common stock to be listed on Nasdaq no later than October 17, 2018, 90 days following the date our Class A common stock is listed on Nasdaq, and Class B-2 common stock, which will automatically convert into Class A common stock to be listed on Nasdaq no later than January 15, 2019, 180 days following the date our Class A common stock is listed on Nasdaq.

DESCRIPTION OF DEBT SECURITIES
The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities.
Debt securities that we may issue may be issued under a senior indenture between us and a trustee, or a subordinated indenture between us and a trustee, which we refer to individually as an indenture and, collectively, as the indentures. The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. If we enter into any revised indenture or indenture supplement, we will file a copy of that revised indenture or indenture supplement with the SEC. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.
The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.
General
We may issue an indeterminate principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the applicable indenture. Unless the prospectus supplement indicates otherwise, senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. We will make payments on our subordinated debt securities only if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities.
The indentures might not limit the amount of other debt that we may incur and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
We will describe the debt securities and the price or prices at which we will offer the debt securities in a prospectus supplement. We will describe:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part and if such series may be reopened from time to time;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

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if applicable, the duration and terms of the right to extend interest payment periods;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the depositary and terms for the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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the covenants in the indentures; and

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whether the debt securities will be guaranteed.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement for such debt securities. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. We will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default in the prospectus supplement. In addition, we will describe U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement for such debt securities.
Original Issue Discount Securities
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Fixed Rate Debt Securities
We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.
Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.
Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.
For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.
Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point. All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.
In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities
We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:
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securities of one or more issuers;

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one or more currencies;

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one or more commodities;

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any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

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one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Conversion and Exchange Rights
If applicable, we will describe the terms on which you may convert debt securities into or exchange them for common stock or other securities or property in the prospectus supplement. The conversion or exchange may be mandatory or may be at your option. We will describe how to calculate the number of shares of common stock or other securities or property that you will receive upon conversion or exchange.
Subordinated Debt Securities
We will pay the indebtedness underlying any subordinated debt securities if we have made all payments due under our senior indebtedness, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If an event of default accelerates the subordinated debt securities, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of  $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the applicable indenture and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Global Securities
The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. We will deposit each global security with a depositary or a custodian. The global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
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the depositary is unwilling or unable to continue as depositary; or

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the depositary is no longer in good standing under the Exchange Act, or other applicable statute or regulation. The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Your ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.
Payment and Paying Agents
Unless we indicate otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

Unless we indicate otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless we indicate otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
We will name any other paying agents for the debt securities of a particular series in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger and Sale of Assets
Except as may be provided for a series of debt securities, under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•
the successor assumes our obligations under the debt securities and the indentures; and

•
we meet the other conditions described in the indentures.

Covenants
Existence.   Except as permitted under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if our board of directors determines that any right or franchise is no longer desirable in the conduct of our business.
Maintenance of properties.   If we determine that it is necessary in order to properly and advantageously carry on our business, the indentures require us to:
•
cause all of our material properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment; and

•
cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

However, the indentures do not prohibit us or our subsidiaries from (1) permanently removing any property that has been condemned or suffered a casualty loss, if it is in our best interests, or (2) selling or otherwise disposing of our respective properties for value in the ordinary course of business.
Insurance.   The indentures require our insurable properties to be insured against loss or damage in an amount deemed reasonable by our board of directors with insurers of recognized responsibility.
Payment of taxes and other claims.   The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent:
•
all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property; and

•
all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries’ property.

However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.   The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.
Additional covenants.   The applicable prospectus supplement will set forth any additional covenants of us relating to any series of debt securities.
Events of Default
Each of the following will constitute an event of default under each indenture:
•
our failure to pay the principal of or any premium on any debt security when due;

•
our failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•
our failure to deposit any sinking fund payment when due;

•
our failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•
certain events of our bankruptcy, insolvency or reorganization; and

•
any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for certain duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•
the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•
the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•
to fix any ambiguity, defect or inconsistency in the indenture; and

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
•
extending the fixed maturity of the series of notes;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•
reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
We may apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
•
to maintain a registrar and paying agents and hold moneys for payment in trust;

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to register the transfer or exchange of the notes; and

•
to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may establish this trust only if:
•
no event of default has occurred and continues to occur;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•
we satisfy other customary conditions precedent described in the applicable indenture.

No Recourse
No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had (1) in the case of debt securities of our operating partnership, against us as general partner or any other past, present or future partner of our operating partnership, or against any other person or entity which owns an interest, directly or indirectly, in any partner of our operating partnership, or (2) in the case of any debt securities of us or our operating partnership, against any past, present or future shareholder, partner, employee, officer or director, as such, of us or our operating partnership or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.
Notices
We will mail notices to holders of debt securities as indicated in the prospectus supplement.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF GUARANTEES
We may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of our operating partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of our operating partnership punctually to pay any principal, premium or interest on any guaranteed debt security, we will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by our operating partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by us will be of payment only and not of collection.
Our operating partnership may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of our debt securities whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of our failure punctually to pay any principal, premium or interest on any guaranteed debt security, our operating partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by us. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by our operating partnership will be of payment only and not of collection.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, depositary shares or shares of common stock or preferred stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the minimum or maximum number of warrants which may be exercised at any one time;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•
information with respect to book-entry procedures, if applicable; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of debt securities or shares of Class A common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and debt securities, common stock and warrants, and warrants and debt securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, shares of preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.
The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF DEPOSITARY SHARES
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. The shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement, and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.
The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see “Where You Can Find More Information.”
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the shares of the applicable class or series of the preferred stock proportionately to the record holders of the depositary receipts entitled to receive the distribution. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it cannot be made proportionately or it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders of the depository receipts entitled to receive the distribution. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates, and other information and to pay certain changes and expenses to the depositary.
Withdrawal of Shares
Unless the related depositary shares have been called previously for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption
Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred stock, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease.
However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.
Voting Rights
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred stock related to such holder’s depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred stock. The depositary will vote the preferred stock related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred stock. The depositary will abstain from voting the preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.
Liquidation Preference
In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded the preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion or Exchange of Preferred Stock
The depositary shares, as such, are not convertible into or exchangeable for common stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into whole common stock, other preferred stock or other securities or property. Upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted or exchanged. No fractional shares will be issued upon conversion or exchange. If conversion or exchange will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the shares on the last business day prior to the conversion or exchange.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us.
However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if  (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred stock affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:
•
All outstanding depositary shares have been redeemed;

•
There has been a final distribution in respect of the related share of preferred stock in connection with any liquidation, dissolution, or winding-up an such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•
The related preferred stock shall have been converted into capital stock that is not represented by depositary shares.

Fees of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement.
In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Restrictions on Ownership
In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.
Miscellaneous
The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related shares of preferred stock. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performing their duties thereunder in good faith and without gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares, or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts, or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.
If the depositary shall receive conflicting claims, requests, or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests, or instructions received from us.

BOOK ENTRY PROCEDURES AND SETTLEMENT
We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Directors; Vacancies; Removal
Our business and affairs shall be managed by the direction of the board of directors. The number of our directors shall be four, which number may be increased or decreased from time to time pursuant to the bylaws, but shall never be less than one nor more than fifteen. In accordance with our charter, our board of directors is divided into three staggered classes of directors. At each annual meeting, directors of one class elected to serve for a term of three years, until the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.
We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by the remaining directors and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his notice to the board of directors, the chairman of the board of directors, the chief executive officer or the Secretary.
Our charter provides that any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders, subject to the rights of holders of one or more classes or series of preferred stock, entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters (except for certain charter amendments relating to director resignation or removal and the vote required for certain amendments) by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters (except for certain charter amendments relating to director resignation and removal and the vote required for certain amendments) by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our charter and bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called upon the request of the board of directors, the chairman of the board of directors, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom

(or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board of directors. If this resolution is repealed, or our board of directors does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•
a classified board of directors;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board of directors be filled only by the remaining directors and, if the board of directors is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to a classified board of directors and the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board of directors, which removal will be allowed only for cause, (2) vest in the board of directors the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that nominations of individuals for election to the board of directors or proposals of other business may be made at an annual meeting (1) pursuant to our notice of meeting, (2) by or at the direction of our board of directors, or (3) by any stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the board of directors may be made at a special meeting, (1) by or at the direction of the board of directors, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a holder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of  (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of directors to be elected at the meeting.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged, in a final adjudication, to be liable to us, (2) such indemnitee was adjudged, in a final adjudication, to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our common stock and preferred stock. This discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.
This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our stock that are subject to special treatment under U.S. federal income tax law, including, for example:
•
financial institutions;

•
partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax;

•
insurance companies;

•
pension plans or other tax-exempt organizations, except to the extent discussed below;

•
“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark to market method of accounting;

•
persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

•
persons subject to special tax accounting rules under Section 451(b) of the Code;

•
regulated investment companies;

•
REITs;

•
certain U.S. expatriates;

•
persons whose “functional currency” is not the U.S. dollar;

•
persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation;

•
persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below; and

•
owners of holders of shares of stock.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold shares of our stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended on December 31, 2013. We intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.
Proskauer Rose LLP has acted as our tax counsel in connection with the registration statement of which this prospectus is a part. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ended on December 31, 2013, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership has been and will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion is incorporated by reference into the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.
General
The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:
•
without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

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deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

•
deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

•
without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

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We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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If we fail to satisfy any of the REIT Asset Tests (as defined below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of  $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

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If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of  $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Tests
Organizational Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
that is neither a financial institution nor an insurance company;

(5)
that meets the gross income, asset and annual distribution requirements;

(6)
the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

(7)
generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(8)
that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

(9)
that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

Ownership of Interests in Partnerships, Limited Liability Companies and QRSs
A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).
We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.
We may from time to time own certain assets through entities that we wholly own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”
Ownership of Interests in TRSs
We currently own an interest in a TRS and we may acquire securities in more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.
A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements
The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.
Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock, without the approval of our board of directors. See the section entitled “Description of Capital Stock —  Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus. Additionally, our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.
Asset Tests
At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.
75% Asset Test.   At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of  “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”
We are currently invested in the real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.
25% Asset Test.   Except as described below, the remaining 25% of our assets generally may be invested subject to certain restrictions, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. In addition, not more than 25% of our assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.
For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).
We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.
A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of  (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Department of the Treasury (the “Treasury”)), or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if  (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of  (a) $50,000, or (b) an amount determined (under regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, which we refer to as the Gross Income Tests.
75% Gross Income Test.   At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.
Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.
If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of  “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intention is that the services we provide are those usually or customarily rendered in connection with the rental of space only, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross

Income Test described above). Our board of directors intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.
Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.
Interest Income.   It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.
Dividend Income.   We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.
We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.
Prohibited Transaction Income.   Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.
Foreclosure Property.   Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Satisfaction of the Gross Income Tests.   Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. However, we may establish a TRS in order to engage on a limited basis in acquiring and promptly reselling short- and medium-term lease assets for immediate gain. The gross income generated by our TRS would not be included in our gross income. However, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.
If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For our taxable years commencing prior to January 1, 2015, in order for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.
If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of  (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:
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“residual interests” in REMICs or taxable mortgage pools;

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loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Failure to Qualify
If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions
As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:
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is a real estate asset under the 75% Asset Test;

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generally has been held for at least two years;

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has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

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in some cases, was held for production of rental income for at least two years;

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in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

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when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) or occurs in a year when the REIT disposes of less than 20% of its assets if the three year average adjusted basis or fair market value does not exceed 10%.

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in TRSs.”
Characterization of Property Leases
We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:
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our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

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the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

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the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

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the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

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the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

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in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of  (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

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we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

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upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.
Derivatives and Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. When we or a pass-through subsidiary enters into such a contract either (i) to reduce interest rate risk on indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) to manage risk of currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test, and, in each case, we clearly and timely identify the transaction, income from the hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, would not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.
Tax Aspects of Investments in Partnerships
General.   We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an umbrella partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, owns the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.
A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder.
In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if  (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares of our stock by the partnership.
Distributions.   Distributions that we make to our U.S. Stockholders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years ending before January 1, 2026 generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Stockholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Stockholder’s particular circumstances. In addition, for any noncorporate U.S. Stockholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its shares of our stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.
Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.
With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(1)
the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

(2)
the amount of earnings and profits accumulated in a non-REIT year that were distributed by the REIT during the taxable year;

(3)
the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(4)
the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year and that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year.
We have the ability to declare a large portion of a distribution on our common stock in shares of our common stock. As long as a portion of such distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our common stock will be taxable as a dividend, regardless of whether any portion is paid in stock.
Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.
Sales of Shares.   The amount of net capital gain or loss recognized upon sale or other disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s basis in the shares sold. Gain on a sale of stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the stock for six months or less generally would be treated as a long-term capital loss to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as discussed above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status or with respect to whom the IRS notifies us that such stockholder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Taxation of Non-U.S. Stockholders
Generally, for purposes of this discussion, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.
Distributions — In General.   Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax at the time of distribution, unless such dividend is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.
If income from the investment in shares of our stock is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.
Distributions Attributable to Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gains”) will, except as described below, be taxed to a Non-U.S.

Stockholder as if such gain were effectively connected with a U.S. trade or business. The Non-U.S. Stockholder would thus be taxed at the normal capital gain rates applicable to U.S. individuals or corporations (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Stockholder may credit the amount withheld against the Non-U.S. Stockholder’s U.S. tax liability. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.
However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if  (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (b) the Non-U.S. Stockholder does not own more than 10% of the class of stock at any time during the one year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. As a result of the listing of our Class A common stock on Nasdaq, we anticipate that shares of our Class A common stock (but not our Class B-1 common stock and Class B-2 common stock) will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.
A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business, in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, or (2) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Sales of Shares.   Gain recognized by a Non-U.S. Stockholder upon a sale of shares of our stock generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our stock continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our stock that is “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.
We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Class A common stock (but not our Class B-1 common stock and Class B-2 common stock) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the shares sold are of a class of stock that is not treated as “regularly traded” on an established securities market, the sale of such shares by a Non-U.S. Stockholder will be subject to FIRPTA if on the date the shares were acquired by the stockholder such shares had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of our outstanding shares, if any, with the lowest fair market value. If a Non-U.S. Stockholder holds shares of such class of our stock and subsequently acquires additional shares of such class, then all such shares must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If the gain on the sale of shares of our stock were to be subject to U.S. federal income taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of stock may be required to withhold a portion of the gross purchase price.
Medicare Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.
Foreign Account Tax Compliance Act (FATCA)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules generally will apply to payments of dividends on shares of our stock and to payments of gross proceeds from a sale or other disposition of shares of our stock after December 31, 2018. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our capital stock.

SELLING SECURITY HOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions or on a continuous or delayed basis, including without limitation:
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through agents;

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to or through underwriters;

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through dealers;

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directly to purchasers;

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in block trades;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.
The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the offered securities may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale, including but not limited to “at-the-market-offerings” of our common stock on or off Nasdaq;

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at prices related to prevailing market prices; or

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at negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, our selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.
Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or our selling security holders, as applicable.
Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our Class A common stock, which are currently listed on Nasdaq. We currently intend to list any shares of Class A common stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
From time to time, one or more of our selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

We will not receive any proceeds from sales of any securities by our selling security holders.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling security holders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or our selling security holders may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or our selling security holders may authorize underwriters or other persons acting as our agents or the agents of our selling security holders to solicit offers by institutions to purchase securities from us or our selling security holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or our selling security holders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We or our selling security holders may sell the securities directly. In this case, no underwriters or agents would be involved. We or our selling security holders may also sell the securities through agents designated by us or our selling security holders, as applicable, from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or our selling security holders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or our selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or our selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We or our selling security holders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
In compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.
LEGAL MATTERS
Certain U.S. federal income tax matters will be passed upon by Proskauer Rose LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
Our consolidated financial statements as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017 included in the Annual Report (Form 10-K) for the year ended December 31, 2017 and Amendment No. 1 thereto have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     Shares
American Finance Trust, Inc.
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

BMO Capital Markets
B. Riley FBR
Janney Montgomery Scott
Ladenburg Thalmann
William Blair
Boenning & Scattergood
National Securities

September   , 2019